Exhibit 21



                            FBL FINANCIAL GROUP, INC.
                    Subsidiaries of FBL Financial Group, Inc.



                                                                   State of
                                                                 Incorporation
                                                               -----------------
Insurance Subsidiaries:
    EquiTrust Life Insurance Company..........................       Iowa
    Farm Bureau Life Insurance Company........................       Iowa
Noninsurance Subsidiaries:
    EquiTrust Assigned Benefit Company........................       Iowa
    EquiTrust Investment Management Services, Inc. ...........     Delaware
    EquiTrust Marketing Services, LLC ........................     Delaware
    FBL Financial Group Capital Trust.........................     Delaware
    FBL Financial Services, Inc...............................       Iowa
    FBL Insurance Brokerage, Inc..............................       Iowa
    FBL Leasing Services, Inc.................................       Iowa
    FBL Real Estate Ventures, Ltd.............................     Wisconsin
    Western Ag Insurance Agency, Inc..........................      Arizona